Exhibit 10.37

SECOND OMNIBUS AMENDMENT

This SECOND OMNIBUS AMENDMENT (this “Second Amendment”) is made and entered into as of March 5, 2012, by and among Tang Capital Partners, LP, RTW Investments, LLC, Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc.).

WHEREAS, the parties entered into a Securities Purchase Agreement dated as of September 24, 2011 (the “Securities Purchase Agreement”) and the Ancillary Agreements related thereto, including the Bridge Notes;

WHEREAS, the parties entered into an Omnibus Amendment dated as of February 6, 2012 (the “First Amendment”), amending certain provisions of the Securities Purchase Agreement and the Bridge Notes;

WHEREAS, the Securities Purchase Agreement, as amended by the First Amendment, in Section 8.01(c) thereof provides that the Agreement may be terminated by either the Company or the Investors if the Closing has not occurred on or before 5:00 p.m., Eastern Standard Time, on March 5, 2012, which date may be extended from time to time by mutual written consent of the Company and the Investors;

WHEREAS, the Bridge Notes dated September 24, 2011 held by the Investors, as amended by the First Amendment, in Section 1.1 thereof each provide for a Maturity Date (as defined in the Bridge Notes) of the earlier of (i) March 5, 2012 or (ii) an Event of Default (as defined in the Bridge Notes);

WHEREAS, the parties desire to amend such provisions of the Securities Purchase Agreement and the Bridge Notes, in each case, as amended by the First Amendment, to extend the March 5, 2012 date;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Securities Purchase Agreement Amendment. The Securities Purchase Agreement, as previously amended by the First Amendment, is hereby further amended as follows:

(a) Section 8.01(c) is hereby further amended to replace “March 5, 2012” with “March 31, 2012”;

(b) Section 5.11 is hereby amended to add the following new sentence at the end thereof: “Notwithstanding any other provision of this Agreement, the failure of Anastasia Khvorova to be employed by the Company, by itself of in combination with one or more other events, shall not be deemed to have resulted or to be reasonably expected to result in a Material Adverse Effect.”

(c) The following new sections are hereby added to ARTICLE V:

Section 5.14 Trading Market; Ticker Symbol. The Company shall have obtained the approval of the Financial Industry Regulatory Authority to list the Company Common Stock for trading in a Trading Market and the Company shall have obtained the use of the trading symbol RXII or a derivative thereof (e.g., RXII.OB or RXII.PK).

Section 5.15 Absence of Certain Developments. The Company shall have received confirmation, in a form satisfactory to the Investors in their sole discretion, that the Advirna Agreement remains in full force and effect and that the Company’s rights arising thereunder remain intact as of the date of such confirmation.

(d) The following new section is hereby added to ARTICLE IV:

Section 4.21 Annual Report on Form 10-K. By no later than March 30, 2012, the Company shall prepare and file, if required, an annual report on Form 10-K for the year ended December 31, 2011.

2. Bridge Notes Amendment.

(a) The Bridge Notes, as amended by the First Amendment, are hereby further amended to replace:

(i) references of “March 5, 2012” with “March 31, 2012”;

(ii) references of “RNCS, Inc.” with “RXi Pharmaceuticals Corporation”;

(iii) references of “RXi Pharmaceuticals Corporation” (but only those references contained in the Bridge Notes prior to giving effect to the change set forth above in Section 2(a)(ii)) with “Galena BioPharma, Inc.”

3. Miscellaneous. Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement or in the Bridge Notes, as applicable, in each case as amended by the First Amendment. The terms and conditions set forth in Article X of the Securities Purchase Agreement are incorporated herein by reference. Nothing herein shall constitute a waiver of any provision of the Securities Purchase Agreement or any of the Ancillary Documents pursuant to Section 10.03 of the Securities Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Ahn
Mark J. Ahn
President

TANG CAPITAL PARTNERS, LP

By:	/s/ Kevin C. Tang
Kevin C. Tang
Managing Director

RTW INVESTMENTS, LLC

By:	/s/ Roderick Wong
Roderick Wong
Managing Member

[Signature Page to Second Omnibus Amendment]